Exhibit 99.1
News Release
Visit our website at: www.streamlinehealth.net
STREAMLINE HEALTH® REPORTS FOURTH QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS; 49% INCREASE IN REVENUE; 11% INCREASE IN ADJUSTED EBITDA*
Total FY 2012 Revenue and Adjusted EBITDA* Increased 39% and 52% Respectively

Backlog Increased 86% to $51.0 Million

Atlanta, Georgia – April 24, 2013 – Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of SaaS-based enterprise content management, business analytics, computer assisted coding (CAC), and clinical documentation improvement (CDI) solutions for healthcare providers, today announced financial results for the fourth quarter and fiscal year 2012, which ended January 31, 2013.
Revenues for the three-month period ended January 31, 2013, increased 49% to $6,738,000 versus $4,518,000 in the comparable period of fiscal 2011. The quarterly increase was primarily attributable to the Company’s Collabra suite of coding and CDI solutions acquired as part of the Meta Health Technology, Inc. transaction completed in the third quarter of fiscal year 2012.
“We completed another very solid quarter of performance contributing to a very successful year,” said Robert E. Watson, President and Chief Executive Officer of Streamline Health. “We realized many significant accomplishments during the year, all of which were made possible by remaining focused on developing and deploying meaningful solutions for our valued clients. Specifically, during the fourth quarter, revenue and adjusted EBITDA increased substantially; new sales bookings totaled $5.5 million; and maintenance and SaaS contract renewals totaled $2.3 million.”

“For the year, revenue increased 39% over fiscal year 2011, and SaaS-based revenue increased 76%. Adjusted EBITDA improved 52% over last year, and we exited the fiscal year 2012 with our sales backlog up 86% to $51 million.”

Highlights for the quarter and the fiscal year ended January 31, 2013 included:

•	Revenue for the fourth quarter and the fiscal year 2012 was $6,738,000 and $23,767,000 respectively, an increase of 49% and 39% over comparable periods in 2011;

•	Adjusted EBITDA* for fourth quarter and the fiscal year 2012 was $1.7 million and $6.6 million, respectively, an increase of 11% and 52% over comparable periods in 2011;

•
Recorded net loss of $7,807,000 for the three-month period ended January 31, 2013, of which $5,913,000 was attributed to a loss on conversion of convertible notes and $779,000 attributed to non-recurring transaction related expenses, resulting in an adjusted non-GAAP net loss* of $1,115,000;

•
Recorded net loss of $5,379,000 for the twelve-month period ended January 31, 2013, of which $5,970,000 was attributed to a loss on conversion of convertible notes and $1,940,000 was attributed to non-recurring transaction-related expenses, resulting in an adjusted non-GAAP net earnings* of $2,531,000;

•	Software as a Service (SaaS) revenues for fiscal year 2012 increased 76% over 2011;

•	Maintenance and support revenues for the quarter and the year increased $1.1 million and $2.3 million, respectively, over comparable periods in 2011;

•	New sales bookings for the quarter were $5.5 million;

•	Maintenance and SaaS contract renewals for the quarter were $2.3 million;

•	Backlog at the end of the quarter was $51.0 million.

New sales bookings for the fourth quarter increased 83% to $5.5 million, compared to $3.0 million in the fourth quarter of 2011, primarily consisting of professional services and software as a service (SaaS) contracts. Maintenance and SaaS renewals or extensions were $2.3 million, as compared to $8.9 million in the fourth quarter of 2011. The decrease in renewals is due to the fact that several multi-year renewals were made in 2011.

Backlog at January 31, 2013 increased 86% to $51.0 million compared with $27.4 million at January 31, 2012. The increase in the current backlog reflects significant new SaaS contract signings as well as current clients purchasing additional solutions.

Conference Call Information

The Company will conduct a conference call and web cast to review the results on Wednesday, April 24, 2013 at 11:00 a.m. EDT. Interested parties can access the call by dialing 888-539-3696 and then entering the passcode 3463092. A live webcast will also be available by clicking this link: http://bit.ly/10z7Bp9 A replay of the conference call will be available from Wednesday, April 24, 2013 at 2:00 p.m. EDT to Monday, April 29, 2013 at 2:00 p.m. EDT by dialing 888-203-1112 and entering passcode 3463092.
* Non-GAAP Financial Measures
Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.
Streamline Health defines” non-GAAP adjusted net earnings (loss)” as GAAP net earnings (loss), plus losses on conversion of convertible notes, transaction related expenses, and non-recurring operational costs.
Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense,significant non-recurring operating expenses, and transactional related expenses including: gains an losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees . A table illustrating this measure is included in this publication.
About Streamline Health
Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for hospitals and physician groups with offices in Atlanta, Cincinnati and New York. The company's comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). Across the revenue cycle, these solutions offer healthcare enterprises a flexible, customizable way to communicate between disparate departments and information systems to improve processes, boost productivity, and optimize clinical, administrative and financial performance.  For more information, please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:	Investor Contacts:
Ashley Moore	Randy Salisbury
Director, Marketing	Investor Relations
(404)-446-2057	(404)-229-4242
ashley.moore@streamlinehealth.net	randy.salisbury@streamlinehealth.net

BPC Financial Marketing
John Baldissera
800-368-1217

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended January 31,		Fiscal Year Ended
	2013	2012	2012	2011
Revenues:
Systems sales	$743,730	$195,598	$1,463,225	$722,195
Professional services	638,897	661,050	3,792,569	3,369,875
Maintenance and support	3,413,934	2,309,213	11,211,197	8,867,697
Software as a service	1,941,692	1,352,301	7,299,812	4,156,441
Total revenues	6,738,253	4,518,162	23,766,803	17,116,208
Operating expenses:
Cost of systems sales	810,469	486,009	2,747,230	2,237,899
Cost of services, maintenance and
support	2,072,870	1,254,658	6,333,566	4,830,117
Cost of software as a service	662,194	481,327	2,512,156	1,815,986
Selling, general and administrative	3,259,675	1,835,016	10,060,469	6,577,101
Research and development	1,114,448	344,845	2,948,313	1,408,749
Total operating expenses	7,919,656	4,401,855	24,601,734	16,869,852
Operating income (loss)	(1,181,403)	116,307	(834,931)	246,356
Other income (expense):
Interest expense	(567,849)	(110,995)	(1,957,010)	(178,524)
Loss on conversion of convertible notes	(5,913,320)	-	(5,970,002)	-
Miscellaneous income (expenses)	487,190	11,211	494,677	(30,943)
Earnings (loss) before income taxes	(7,175,382)	16,523	(8,267,266)	36,889
Income tax benefit (expense)	(631,342)	(12,000)	2,888,537	(24,315)
Net earnings (loss)	$(7,806,724)	$4,523	$(5,378,729)	$12,574
Less: deemed dividends on Series A Preferred Shares	(36,915)		(176,048)
Net earnings (loss) attributable to common shareholders	(7,843,639)		$(5,554,777)
Basic net earnings (loss) per common share	$(0.630)	$0.00	$(0.480)	$0.00
Number of shares used in basic per common share computation	12,492,611	9,645,140	11,634,540	9,887,841
Diluted net earnings (loss) per common share	$(0.630)	$0.00	$(0.480)	$0.00
Number of shares used in diluted per common share computation	12,492,611	9,648,628	11,634,540	9,899,073

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Assets

	January 31,
	2013	2012
Current assets:
Cash and cash equivalents	$7,500,256	$2,243,054
Accounts receivable, net of allowance for doubtful
accounts of $134,000 and $100,000, respectively	8,685,017	4,484,605
Contract receivables	1,481,819	430,370
Prepaid hardware and third party software for future
delivery	22,777	38,193
Prepaid client maintenance contracts	1,080,330	788,917
Other prepaid assets	997,024	256,104
Deferred income taxes	-	167,000
Other current assets	110,555	-
Total current assets	19,877,778	8,408,243
Non-current assets:
Property and equipment:
Computer equipment	3,420,452	2,892,885
Computer software	2,196,236	2,131,730
Office furniture, fixtures and equipment	843,274	756,375
Leasehold improvements	697,570	667,000
	7,157,532	6,447,990
Accumulated depreciation and amortization	(5,958,727)	(5,232,321)
Property and equipment, net	1,198,805	1,215,669
Contract receivables, less current portion	126,626	221,596
Capitalized software development costs, net of
accumulated amortization of $17,464,601 and
$14,805,236, respectively	12,816,486	9,830,175
Intangible assets, net	8,188,131	417,666
Deferred financing costs, net	541,740	145,857
Goodwill	12,133,304	4,060,504
Other, including deferred taxes of $0 and $711,000,
respectively	383,708	841,348
Total non-current assets	35,388,800	16,732,815
	$55,266,578	$25,141,058

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Liabilities and Stockholders’ Equity

	January 31,
	2013	2012
Current liabilities:
Accounts payable	$1,495,913	$879,027
Accrued compensation	2,088,850	887,130
Accrued other expenses	1,325,039	479,526
Deferred revenues	9,810,442	6,496,938
Contingent consideration for earn-out	1,319,559	-
Current portion of long-term debt	1,250,000	-
Current portion of deferred tax liability	35,619	-
Total current liabilities	17,325,422	8,742,621
Non-current liabilities:
Term loans, less current portion	12,437,501	4,120,000
Convertible note	-	3,000,000
Warrants liability	3,649,349	-
Lease incentive liability, less current portion	99,579	47,193
Contingent consideration for earn-out, less current portion	-	1,232,720
Deferred income tax liability, less current portion	529,709	-
Total non-current liabilities	16,716,138	8,399,913
Total liabilities	34,041,560	17,142,534

Series A 0% Convertible Redeemable Preferred Stock, $.01 par
value per share, $11,999,985 redemption value, 4,000,000
shares authorized, 3,999,995 issued and outstanding, net of
unamortized preferred stock discount of $4,234,269	7,765,716	-

Stockholders' equity:
Common stock, $.01 par value per share, 25,000,000 shares
authorized, 12,643,620 and 10,433,716 shares issued and
outstanding, respectively	126,436	104,338
Convertible redeemable preferred stock, $.01 par value per
share, 1,000,000 shares authorized, no shares issued	-	-
Additional paid in capital	49,178,389	38,360,980
Accumulated deficit	(35,845,523)	(30,466,794)
Total stockholders' equity	13,459,302	7,998,524
	$55,266,578	$25,141,058

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Twelve Months Ended January 31,

	2013	2012
Operating activities:
Net earnings (loss)	$(5,378,729)	$12,574
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities, net of effect of acquisitions:
Depreciation	726,406	727,794
Amortization of capitalized software development costs	2,659,365	1,972,889
Amortization of intangible assets	583,535	2,334
Amortization of other deferred costs	241,478	11,643
Amortization of debt discount	111,583	-
Valuation adjustment for warrants liability	(489,434)	-
Deferred tax benefit	(2,999,284)	-
Valuation adjustment for contingent earn-out	86,839	-
Net loss from conversion of convertible notes	5,970,002	-
Loss on disposal of fixed assets	-	26,667
Share-based compensation expense	956,144	894,800
Provision for accounts receivable	67,464	159,000
Changes in assets and liabilities, net of assets acquired:
Accounts and contract receivables	(2,923,242)	(1,485,634)
Other assets	(1,129,255)	(47,081)
Accounts payable	526,149	202,395
Accrued expenses	1,056,047	(311,449)
Deferred revenues	(180,200)	730,143
Net cash provided by (used in) operating activities	(115,132)	2,896,075
Investing activities:
Purchases of property and equipment	(576,736)	(408,064)
Capitalization of software development costs	(1,999,676)	(2,600,000)
Payment for acquisition	(12,161,614)	(2,124,479)
Net cash used in investing activities	(14,738,026)	(5,132,543)
Financing activities:
Proceeds from term loans	9,880,000	4,120,000
Principal repayments on term loans	(312,500)	-
Proceeds from private placement	12,000,000	-
Payment of deferred financing costs	(1,271,862)	(157,500)
Net change under revolving credit facility	-	(1,200,000)
Proceeds from exercise of stock options and stock purchase plan	282,628	92,722
Proceeds from stock sale	-	403,988
Payment of success fee	(467,906)	-
Payments on capital lease	-	(183,637)
Net cash provided by financing activities	20,110,360	3,075,573
Increase in cash and cash equivalents	5,257,202	839,105
Cash and cash equivalents at beginning of year	2,243,054	1,403,949
Cash and cash equivalents at end of year	$7,500,256	$2,243,054

Supplemental cash flow disclosures:
Interest paid	$1,626,750	$92,431
Income taxes paid	$84,990	$20,136
Supplemental disclosure of non-cash financing activities:
Convertible note payable issued in conjunction with acquisition	-	$3,000,000
Conversion of $3,000,000 note payable, Interpoint to common shares	3,116,182	-
Issuance of 393,086 shares of common stock, as part of Meta purchase price	1,501,609	-
Deemed dividends on Series A Preferred Stock	176,048	-
Issuance of warrants to placement agents	753,737	-
Reclassification of warrants from equity to warrants liability	4,138,783	-
Conversion of notes issued in conjunction with the private placement to Series A Preferred Stock, at fair value	9,182,562	-

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A
Backlog

	January 31, 2013	October 31, 2012	January 31, 2012
Streamline Health Software Licenses	$3,416,000	$3,650,000	$181,000
Hardware and Third Party Software	100,000	84,000	194,000
Professional Services	4,527,000	4,348,000	5,945,000
Software as a Service	20,439,000	19,117,000	10,542,000
Maintenance and Support	22,504,000	21,535,000	10,504,000
Total	$50,986,000	$48,734,000	$27,366,000

STREAMLINE HEALTH SOLUTIONS, INC.
New Bookings
(Unaudited)
Table B
New bookings (1)

	Three Months Ended
	January 31, 2013
	Value	% of Total Bookings
Streamline Health Software licenses	$555,000	10%
Software as a Service	2,930,000	54%
Maintenance and Support	771,000	14%
Professional Services	1,138,000	21%
Hardware & Third Party Software	73,000	1%
Total Bookings	$5,467,000	100%

	Twelve Months Ended
	January 31, 2013
	Value	% of Total Bookings
Streamline Health Software licenses	$709,000	4%
Software as a Service	13,150,000	70%
Maintenance and Support	947,000	5%
Professional Services	3,612,000	19%
Hardware & Third Party Software	324,000	2%
Total Bookings	$18,742,000	100%

(1)
Bookings are the aggregate of signed contracts and/or completed customer purchase orders approved and accepted by the Company as binding commitments to purchase its products and/or services. New bookings do not include maintenance services as these tend to be recurring in nature on an annual or more frequent basis.

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains an losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, professional and advisory fees, and internal direct costs incurred to complete transactions.

Reconciliation of net earnings (loss) to non-GAAP adjusted EBITDA (in thousands)

Adjusted EBITDA Reconciliation	Three Months Ended,		Twelve Months Ended,
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Net earnings (loss)	$(7,807)	$5	$(5,379)	$13
Interest expense	568	111	1,957	179
Income tax expense (benefit)	632	12	(2,888)	24
Depreciation	179	189	726	728
Amortization of capitalized software development costs	728	504	2,659	1,973
Amortization of intangible assets	314	2	584	2
Amortization of other costs	35	11	35	11
EBITDA	(5,351)	834	(2,306)	2,930
Share-based compensation expense	312	366	956	895
Loss on conversion of convertible notes	5,913	-	5,970	-
Transaction related professional fees, advisory fees and other internal direct costs	-	195	796	195
Associate severances and other costs relating to transactions or corporate restructuring	588	100	866	307
Other non-recurring operating expenses	191	-	278	-
Adjusted EBITDA	$1,653	$1,495	$6,560	$4,327
Adjusted EBITDA per diluted share
Earnings (loss) per share - diluted	$(0.630)	$0.00	$(0.480)	$0.00
Adjusted EBITDA per adjusted diluted share (1)	$0.09	$0.16	$0.46	$0.44
Diluted weighted average shares	12,492,611	9,645,000	11,634,540	9,899,073
Includable incremental shares – adjusted EBITDA (2)	5,090,421	-	494,109	-
Adjusted diluted shares	17,583,032	9,645,000	12,128,649	9,899,073

(1)	Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

(2)
The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed.